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SECOND AMENDMENT TO
AMENDED AND RESTATED
MEMORANDUM OF UNDERSTANDING
AND STOCK OPTION AGREEMENT

    Effective as of September 5, 2001

    1.  General.  Reference is made to that certain Amended and Restated Memorandum of Understanding and Stock Option Agreement dated as of December 30, 1996 and the Amendment and Consent thereto effective as of November 9, 1998 (as amended, the "Stock Option"). Capitalized but undefined terms shall have the meanings provided in the Stock Option. Section 15 of the Stock Option provides that it may be amended at any time by the written agreement and consent of each of the Funds and by the members of Management holding not less than 66-2/3% of the unexercised Options and each of such persons is identified on the signature pages to this agreement. The sole purpose of this Second Amendment to Amended and Restated Memorandum of Understanding and Stock Option Agreement is to delete the restriction that the Options may only be exercised on two separate occasions.

    2.  Amendment.  The final paragraph of Section 2 of the Stock Option is hereby restated in its entirety as follows:

  "Each such Option shall be exercisable upon the first to occur of (i) receipt of the approval, if any, required under the Stockholders Agreement (as defined) as contemplated by Section 10 or (ii) a Qualified Public Offering (as defined in the Stockholders Agreement) and shall be exercisable at any time and from time to time thereafter through and including 5:00 p.m., Los Angeles time, on December 30, 2001 (the "Expiration Date"); provided, however, that Options under this Agreement (i) may be only exercised by written notice of members of Management owning not less than 66-2/3% of the unexercised Options as identified on Exhibit A and (ii) must be exercised pro rata by each member of Management. Such Options shall be exercised by delivery of the relevant Exercise Price in cash and written notice of exercise to the Funds and the members of Management who did not initiate such exercise pursuant to the procedures provided in Section 14 (the "Exercise Notice"). The Exercise Notice shall also indicate the time and place of the closing of the exercise, which time and place shall be reasonably acceptable to the Funds. Such notice shall be irrevocable, except that closing may be conditioned upon the consummation of a related public offering or a sale of the Company, in which event such exercise shall be deemed not to be effective if such public offering or sale of the Company is not consummated. The express intention of the foregoing provisions is to require that each such exercise be pro rata among each member of Management and each Fund."

    3.  Miscellaneous.  Except for the restatement of the final paragraph of Section 2 as provided herein, the Stock Option remains in full force and effect. The miscellaneous provisions contained in Section 16, 17, 19, 20 and 22 shall apply to this Second Amendment to Amended and Restated Memorandum of Understanding and Stock Option Agreement.

(Signature Page Follows)

    IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment to Amended and Restated Memorandum of Understanding and Stock Option Agreement as required by Section 15 of the Stock Option, effective as of the first date set forth above.

/s/ LARRY THOMAS Larry Thomas
/s/ MARTY ALBERTSON Marty Albertson
J.P. MORGAN PARTNERS (SBIC), LLC
/s/ DAVID L. FERGUSON By: David L. Ferguson Its: Managing Director
WELLS FARGO SMALL BUSINESS INVESTMENT COMPANY, INC.
/s/ STEVEN W. BURGE By: Steven W. Burge Its: Managing Director
WESTON PRESIDIO CAPITAL II, L.P.
By: WESTON PRESIDIO CAPITAL MANAGEMENT II, L.P. Its: General Partner
/s/ MICHAEL P. LAZARUS By: Michael P. Lazarus Its: General Partner

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SECOND AMENDMENT TO AMENDED AND RESTATED MEMORANDUM OF UNDERSTANDING AND STOCK OPTION AGREEMENT